UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
ON
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 26, 2004
COLLEGIATE PACIFIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17293	22-2795073
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

13950 Senlac Drive, Suite 100, Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)
(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
Unaudited Balance Sheet as of June 30, 2004
Notes to Consolidated Pro Forma Condensed Consolidated Balance Sheet
Unaudited Statement of Income for the year ended June 30, 2004
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income
SIGNATURES

EXPLANATORY NOTE
     We have filed this Amendment No. 3 on Form 8-K, which was originally filed with the Securities and Exchange Commission on August 10, 2004 and amended on October 8, 2004 and June 27, 2005 (collectively, the “Original Filing”), to amend the Original Filing as follows:
     1. Item 9.01. Financial Statements.
(b)	Pro Forma Financial Information.
     The Pro Forma Financial Information has been revised to reflect the following adjustments that have been made to the original purchase price allocation:
•	$57,000 of the total purchase price paid for the acquisition of Dixie Sporting Goods Co., Inc., which was originally allocated to goodwill, has been allocated to acquired customer relationships instead of goodwill;

•	$115,700 of the total purchase price paid for the acquisition of Dixie Sporting Goods Co., Inc., which was originally allocated to goodwill, has been added to the original amount that was allocated to acquired inventories instead of goodwill; and

•	$10,500 of the total purchase price paid for the acquisition of Dixie Sporting Goods Co., Inc., which was originally allocated to goodwill, has been allocated to acquired contractual backlog instead of goodwill.
Except as described above and for various other adjustments to the pro forma condensed consolidated balance sheet to reflect the final purchase price allocation, the information contained in the Original Filing has not been updated or amended.

Item 9.01. Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
     The following unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of Collegiate Pacific Inc. (“Collegiate Pacific”) and Dixie Sporting Goods Co., Inc. (“Dixie”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004, has been presented as if the acquisition of Dixie had been consummated as of that date. The unaudited pro forma condensed consolidated statement of income for the year ended June 30, 2004, has been presented as if the acquisition had been consummated as of July 1, 2003. Collegiate Pacific acquired all of the capital stock of Dixie on July 26, 2004.
     Under the terms of the Purchase Agreement, the Company acquired Dixie for a total price of approximately $7.2 million, which consisted of cash in the amount of $4.0 million, $0.5 million in promissory notes, transaction costs of approximately $0.2 million and 148,662 shares of Collegiate Pacific’s common stock (the “Shares”) valued at $1.5 million. Collegiate Pacific also agreed to pay the former shareholders of Dixie (the “Shareholders”) up to an additional $1.0 million in the form of a cash earnout if Dixie’s net income exceeds certain target levels during the 17-month period ending December 31, 2005. Collegiate Pacific agreed to register all of the Shares with the Securities and Exchange Commission for resale by the Shareholders. The parties also entered into an escrow agreement pursuant to which 9,910 of the Shares are held in escrow to secure the indemnification obligations of the Shareholders.
     The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Dixie in accordance with the purchase method of accounting for business combinations and are based upon the assumptions and adjustments described in the accompanying notes. The purchase accounting adjustments reflect the final fair values of the net assets acquired and liabilities assumed.
     The pro forma adjustments do not reflect any operating efficiencies and cost savings that Collegiate Pacific may achieve with respect to the combined companies. The pro forma adjustments also do not include any adjustments to historical net sales for any new products, which may be developed and marketed in the future, nor for any future price changes for existing products. The pro forma adjustments do not include any adjustments to historical amounts for cost of sales, sales and marketing, or general and administrative expenses for any future operating changes.
     The unaudited pro forma condensed consolidated financial results are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated at that date, or at the beginning of the period for which such transactions have been given effect, nor of the consolidated results of future operations.

COLLEGIATE PACIFIC, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of June 30, 2004

	Collegiate		Pro Forma		Pro Forma
	Pacific	Dixie	Adjustments		Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,473,145	$512,709	$(4,074,521	)(a)	$3,911,333
Accounts receivable, net	10,683,860	3,156,051	(14,992	)(b)	13,824,919
Inventories, net	9,214,063	1,732,892	115,700	(a)	11,062,655
Current portion of deferred income taxes	149,414	—	—		149,414
Prepaid expenses and other current assets	496,912	138,428	—		635,340

Total current assets	28,017,394	5,540,080	(3,973,813)		29,583,661
PROPERTY AND EQUIPMENT:
Property and equipment, net	831,205	301,463	(73,146	)(a)	1,059,522
OTHER ASSETS:
Intangible assets	429,833	—	67,500	(a)	497,333
Goodwill	17,308,487	—	2,807,617	(a)	20,116,104
Deferred income taxes	100,812	—	—		100,812
Other assets, net	259,012	36,893	—		295,905

Total assets	$46,946,743	$5,878,436	$(1,171,842)		$51,653,337

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,983,603	$2,388,390	$(14,992	)(b)	$7,357,001
Accrued liabilities	1,283,553	182,152	100,000	(a)	1,565,705
Dividends payable	247,128	—	—		247,128
Income taxes payable	700,850	—	—		700,850
Current portion of long-term debt	124,800	—	—		124,800

Total current liabilities	7,339,934	2,570,542	85,008		9,995,484
REDEEMABLE COMMON STOCK	7,250,000	—	—		7,250,000
DEFERRED TAX LIABILITY	—	—	51,044	(a)	51,044
LONG-TERM DEBT	73,200	—	500,000	(a)	573,200
STOCKHOLDERS’ EQUITY:
Common stock	98,842	50,000	(48,513	)(a)	100,329
Additional paid-in capital	31,469,423	193,698	1,304,815	(a)	32,967,936
Treasury stock	(657,451)	—	—		(657,451)
Retained earnings	1,372,795	3,064,196	(3,064,196	)(a)	1,372,795

Total stockholders’ equity	32,283,609	3,307,894	(1,807,894)		33,783,609

Total liabilities and stockholders’ equity	$46,946,743	$5,878,436	$(1,171,842)		$51,653,337

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of June 30, 2004
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 consists of the following information:
1.	The audited historical consolidated balance sheet of Collegiate Pacific Inc. and Subsidiaries as of June 30, 2004, as reported in the Company’s Form 10-KSB for the fiscal year ended June 30, 2004.

2.	The unaudited historical balance sheet of Dixie Sporting Goods Co., Inc. as of June 30, 2004.

3.	Pro forma adjustments.
PRO FORMA ADJUSTMENTS:
(a)	Represents the adjustments to give effect to Collegiate Pacific’s acquisition of Dixie using the purchase method of accounting as if the acquisition had occurred on June 30, 2004. A summary of the adjustments is as follows:
     Purchase price:

Cash, including $100,000 cash holdback	$4,000,000
Common stock: 148,662 shares of common stock, $10.09 per share stated value	1,500,000
Notes payable	500,000
Transaction costs	174,521

Total purchase price	$6,174,521

     Allocation of purchase price based on fair values of assets and liabilities acquired:

Current assets, including cash, accounts receivable and inventories	$5,655,781
Property and equipment	228,317
Other assets	36,892
Identifiable intangible asset – Customer relationships	57,000
Identifiable intangible asset – Contractual backlog	10,500
Intangible asset-Goodwill	2,807,617
Current liabilities, including accounts payable and accrued liabilities	(2,570,542)
Non-current deferred tax liability	(51,044)

Fair market value of assets and liabilities acquired	$6,174,521

(b)	This pro forma adjustment reflects the elimination of intercompany accounts receivable and accounts payable balances as of June 30, 2004.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the year ended June 30, 2004

	Collegiate		Pro Forma		Pro Forma
	Pacific	Dixie	Adjustments		Consolidated

Net sales	$39,561,521	$18,984,367	$(106,699	)(a)	$58,439,189

Cost of sales	25,372,325	13,246,604	9,001	(b)	38,627,930

Gross profit	14,189,196	5,737,763	(115,700)		19,811,259

Selling, general and administrative expenses	10,866,254	5,028,317	—		15,894,571
Amortization expense	119,232	—	16,200	(c)	135,432

Operating profit	3,203,710	709,446	(131,900)		3,781,256

Other income (expense):
Interest expense	(52,415)	(12,014)	—		(64,429)
Interest income	22,388	17,917	—		40,305
Other	18,376	122,343	—		140,719

Total other expense	(11,651)	128,246	—		116,595

Income before income taxes	3,192,059	837,692	(131,900)		3,897,851

Provision for income tax	1,308,367	—	282,317	(d)	1,590,684

Net income	$1,883,692	$837,692	$(414,217)		$2,307,167

Weighted average number of shares outstanding:
Basic	6,324,950		148,662		6,473,612

Diluted	7,571,910		148,662		7,720,572

Net income per share common stock — basic	$0.30				$0.36

Net income per share common stock — diluted	$0.25				$0.30

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the year ended June 30, 2004
The unaudited pro forma condensed consolidated statement of income for the fiscal year ended June 30, 2004, consists of the following information:
1.	The audited historical consolidated statement of income for Collegiate Pacific Inc. and Subsidiaries for the fiscal year ended June 30, 2004, as reported in the Company’s Form 10-KSB for the fiscal year ended June 30, 2004.

2.	The unaudited historical statement of income for Dixie Sporting Goods Co., Inc. for the twelve months ended June 30, 2004.

3.	Pro forma adjustments.
PRO FORMA ADJUSTMENTS:
(a)	The pro forma adjustment to net sales reflects the elimination of intercompany sales during the twelve months ended June 30, 2004.

(b)	The pro forma adjustment to cost of sales reflects the following:
•	the recognition of $115,700 in expense related to the adjustment of Dixie’s inventory balance at the date of purchase; and

•	the elimination of intercompany cost of sales during the twelve months ended June 30, 2004.
(c)	The pro forma adjustment to selling, general and administrative expenses reflects the recognition of amortization expense related to identifiable intangible assets that were recorded on the date of purchase.

(d)	The pro forma adjustment to provision for income taxes is to reflect the recognition of income tax expense at a 40% effective tax rate. Historically, Dixie was an S corporation and did not pay income taxes.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the year ended June 30, 2004
The following is a reconciliation of the statement of income for the year ended December 31, 2003 to the pro-forma statement of income for the year ended June 30, 2004:

	Six Months	Twelve Months	Six Months	Twelve Months
	Ended	Ended	Ended	Ended
	June 30,	December 31,	June 30,	June 30,
	2004	2003	2003	2004
	(unaudited)		(unaudited)	(unaudited)
Net sales	$8,581,598	$18,600,386	$(8,197,617)	$18,984,367
Cost of sales	5,932,063	13,075,738	(5,761,197)	13,246,604

Gross profit	2,649,535	5,524,648	(2,436,420)	5,737,763

Selling, general, and administrative expenses	2,590,967	4,869,217	(2,431,867)	5,028,317

Operating income	58,568	655,431	(4,553)	709,446

Other income (expense):
Interest expense	(3,825)	(18,515)	10,326	(12,014)
Finance charges	31,212	37,549	(19,670)	49,091
Interest and dividend income	16,444	18,447	(16,974)	17,917
Other income	32,966	69,308	(29,022)	73,252

Net income	$135,365	$762,220	$(59,893)	$837,692

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2005	COLLEGIATE PACIFIC INC.
	By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer